EXECUTION COPY






            AMENDED AND RESTATED
              CREDIT AGREEMENT

          Dated as of June 23, 1997

                     to

              CREDIT AGREEMENT



          Dated as of May 17, 1996



                    AMONG



      THE AEGIS CONSUMER FUNDING GROUP,
INC.,
                as Borrower,

        AEGIS CONSUMER FINANCE, INC.,
                as Guarantor,

          AEGIS AUTO FINANCE, INC.,
                as Guarantor


                     AND


         GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.,
                  as Lender




         TABLE OF CONTENTS
                                              Page

ARTICLE I.  DEFINITIONS;
     CONSTRUCTION. . . . . . . . . . . . . . .  1
     Section 1.01.  Definitions. . . . . . . .  1
     Section 1.02.  Accounting Terms and
          Determinations . . . . . . . . . . .  7
     Section 1.03.  Other Definitional
          Terms. . . . . . . . . . . .   . . .  7

ARTICLE II.  AMOUNT AND TERMS
     OF THE LOAN . . . . . . . . . . . . . . .  7
     Section 2.01.  The Loan . . . . . . . . .  7
     Section 2.02.  The Note . . . . . . . . .  7

ARTICLE III.  INTEREST, PAYMENTS,
     ETC.. . . . . . . . . . . . . . . . . . .  8
     Section 3.01.  Interest on the Loan . . .  8
     Section 3.02.  Optional Prepaymen   . . .  8
     Section 3.03.  Mandatory
          Repayments and Prepayments
           . . . . . . . . . . . . . . . . . .  8
     Section 3.04.  Funds; Manner of
          Payment. . . . . . . . . . . . . . .  8
     Section 3.05.  Default Interest . . . . .  9
     Section 3.06.  Requirements of Law. . . .  9
     Section 3.07.  Application of
          Payments, etc. . . . . . . . . . . . 10

ARTICLE IV.  CONDITIONS TO
     AMENDMENT AND
     RESTATEMENT . . . . . . . . . . . . . . . 10
     Section 4.01.  Conditions Precedent
          to Amendment and
          Restatement. . . . . . . . . . . . . 10

ARTICLE V.  REPRESENTATIONS AND
     WARRANTIES. . . . . . . . . . . .   . . . 12
     Section 5.01.  Existence; Conduct of
          Business . . . . . . . . . . . . . . 12
     Section 5.02.  Corporate Power and
          Authority. . . . . . . . . . . . . . 13
     Section 5.03.  No Violation . . . . . . . 13
     Section 5.04.  Approvals,
          Authorizations, Consents,
          etc. . . . . . . . . . . . . . . . . 13
     Section 5.05.  No Litigation. . . . . . . 13
     Section 5.06.  Tax Liability. . . . . . . 13
     Section 5.07.  Regulation G . . . . . . . 14
     Section 5.08.  Permits, Licenses,
          Approvals, Consents,
          Compliance with
          Requirements of Law, etc.. . . . . . 14
     Section 5.09.  Financial Statements;
          Material Adverse Change. . . .  . .  14
     Section 5.10.  The Investment
          Company Act, Etc.. . . . . . . . . . 14
     Section 5.11.  The Security
          Agreements.. . . . . . . . . . . . . 14
     Section 5.12.  Ownership of
          Properties; Insurance. . . . . . . . 14
     Section 5.13.  Ownership of the
          Guarantors . . . . . . . . .   . . . 14
     Section 5.14.  Full Disclosure. . . . . . 14
     Section 5.15.  Intellectual Property. . . 15
     Section 5.16.  ERISA. . . . . . .   . . . 15
     Section 5.17.  Subsidiaries.. . . . . . . 15
     Section 5.18.  III Finance
          Documents; the Subordinated
          Note Documents.. . . . . . .   . . . 15
     Section 5.19.  Original Credit
          Agreement Obligations. . . . . . . . 15

ARTICLE VI.  AFFIRMATIVE
     COVENANTS . . . . . . . . . . . . . . . . 16
     Section 6.01.  Financial Statements
          and Other Information. . . . . . . . 16
     Section 6.02.  Compliance with
          Laws, etc. . . . . . . . . . . . . . 17
     Section 6.03.  Preservation of
          Corporate Existence; Conduct
          of Business. . . . . . . . .   . . . 17
     Section 6.04.  Payment of Taxes and
          Claims, etc. . . . . . . . . . . . . 17
     Section 6.05.  Keeping of Books,
          Visitation, Inspection, etc. . . . . 17
     Section 6.06.  Pay Obligations. .   . . . 18
     Section 6.07.  Notice of Default, etc.. . 18
     Section 6.08.  Notice of Material
          Adverse Change . . . . . . .   . . . 18
     Section 6.09.  Further Assurances . . . . 18
     Section 6.10.  Insurance. . . . . . . . . 18
     Section 6.11.  III Finance
          Documents; Subordinated
          Note Documents, Etc. . . . . . . . . 19

ARTICLE VII.  NEGATIVE
     COVENANTS . . . . . . . . . . . . . . . . 19
     Section 7.01.  Indebtedness; Liens;
          Sales of Assets. . . . . . . . . . . 19
     Section 7.02.  Merger;
          Consolidation, Etc.. . . . . . . . . 20
     Section 7.03.  Net Worth of the
          Borrower . . . . . . . . . . . . . . 20
     Section 7.04.  Dividends, etc.. . . . . . 20
     Section 7.05.  Transactions with
          Affiliates . . . . . . . . .   . . . 20

ARTICLE VIII.  EVENTS OF DEFAULT . . . . . . . 20
     Section 8.01.  Events of Default.   . . . 20

ARTICLE IX.  GUARANTEE . . . . . . .     . . . 23
     Section 9.01.  Guarantee. . . . . . . . . 23
     Section 9.02.  No Subrogation . . . . . . 24
     Section 9.03.  Amendments, etc.
          with respect to the
          Obligations; Waiver of Rights
           . . . . . . . . . . . . . .   . . . 24
     Section 9.04.  Guarantee Absolute
          and Unconditional. . . . . .   . . . 25
     Section 9.05.  Reinstatement. . . . . . . 25
     Section 9.06.  Payments . . . . .   . . . 26

ARTICLE X.  MISCELLANEOUS. . . . . . . . . . . 26
     Section 10.01.    Notices . . . . . . . . 26
     Section 10.02.    Amendments,
          Waivers, etc.. . . . . . . . . . . . 27
     Section 10.03.    No Waiver;
          Remedies Cumulative. . . . . . . . . 27
     Section 10.04.    Payment of
          Expenses, Indemnity, etc.. . . . . . 27
     Section 10.05.    Benefits of
          Agreement. . . . . . . . . . . . . . 28
     Section 10.06.    Right of Setoff . . . . 29
     Section 10.07.    Survival of
          Agreement. . . . . . . . . . . . . . 29
     Section 10.08.    GOVERNING
          LAW. . . . . . . . . . . . . . . . . 29
     Section 10.09.    Counterparts. . . . . . 29
     Section 10.10.    Headings
          Descriptive. . . . . . . . . . . . . 30
     Section 10.11.    Severability. . . . . . 30
     Section 10.12.    Entire Agreement. . . . 30
     Section 10.13.    Submission to
          Jurisdiction; Venue. . . . . . . . . 30
     Section 10.14.    Confirmation of
          Security Interests, Etc. . . . . . . 30
     Section 10.15.    WAIVER OF
          JURY TRIAL . . . . . . . . . . . . . 31

                                 EXHIBITS

EXHIBIT A   FORM OF NOTE
EXHIBIT B   FORM OF OPINION OF COUNSEL
            TO THE BORROWER AND THE
            GUARANTORS
EXHIBIT C   FORM OF INTERCREDITOR
            AGREEMENT

                                 SCHEDULES

SCHEDULE I       III FINANCE
DOCUMENTS
SCHEDULE II      INSURANCE
SCHEDULE III     PLANS
SCHEDULE IV      SUBSIDIARIES
SCHEDULE V       PERMITTED EXISTING
LIENS

                                  ANNEXES

ANNEX A          III Finance Amended and
Restated Master Loan Agreement
     AMENDED AND RESTATED CREDIT
AGREEMENT, dated as of June 23, 1997, to Credit Agreement dated as of May 17, 1996, between THE AEGIS CONSUMER FUNDING
GROUP, INC., a Delaware corporation (the
"Borrower), AEGIS CONSUMER FINANCE,
INC., a Delaware corporation ("Aegis Consumer
Finance"), AEGIS AUTO FINANCE, INC., a
Delaware corporation ("Aegis Auto Finance") and
GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC., a Delaware corporation (the
"Lender").

                           W I T N E S S E T H:

     WHEREAS, the Borrower, the Guarantors
and the Lender are parties to that certain Credit
Agreement, dated as of May 17, 1996 (the
"Original Credit Agreement"); and

     WHEREAS, the Borrower is indebted to the Lender under the Original Credit Agreement in the principal amount of $5,000,000, together with all accrued and unpaid interest due and owing thereon to but excluding the Restatement Date (as defined below); and all accrued and unpaid fees and expenses of the Lender due and owing under the Original Credit Agreement to but excluding the Restatement Date (collectively, the "Original Credit
Agreement Obligations"); and

     WHEREAS, the Borrower has requested that the Lender amend and restate the Original Credit
Agreement, and the Lender is willing to so amend and restate the Original Credit Agreement upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the
premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree the Original
Credit Agreement is hereby amended and restated in its entirety as follows:


                         ARTICLE I.  DEFINITIONS;
CONSTRUCTION

     Section 1.01.  Definitions.  As used herein
and in the Schedules and the Exhibits hereto, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     "Aegis Auto Finance" shall have the
meaning set forth in the preamble hereof.

     "Aegis Auto Finance Security Agreement"
shall mean the security and pledge agreement, dated as of May 17, 1996, made by Aegis Auto Finance in favor of the Lender substantially in the form of Exhibit C-1 to the Original Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Aegis Consumer Finance" shall have the
meaning set forth in the preamble hereof.

     "Aegis Consumer Finance Security
Agreement" shall mean the security and pledge agreement, dated as of May 17, 1996, made by Aegis Consumer Finance in favor of the Lender substantially in the form of Exhibit C-2 to the Original Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" shall mean this Amended and
Restated Credit Agreement, as amended,
supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Board" shall mean the Board of Governors of the Federal Reserve System.

     "Borrower" shall have the meaning set forth in the preamble hereof.

     "Business Day" shall mean any day of the year other than a Saturday, Sunday or other day on which the New York Stock Exchange, Inc. is closed or commercial banks in The City of New York are authorized or required by law or executive order to close.

     "Capital Stock" shall mean any and all
shares, interests, participations or other equivalents
(however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Change in Control" shall have the meaning set forth in the Indenture as in effect on the date hereof.

     "Code" shall mean the Internal Revenue
Code of 1986, as amended from time to time.

     "Collateral" shall mean the collective
reference to the "collateral" as defined in each of the Security Agreements.

     "Commonly Controlled Entity" shall mean, as to any Person, an entity whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in Section 8.01 hereof.

     "Existing Loans" shall have the meaning set forth in Section 2.01 hereof.

     "GAAP" shall mean generally accepted
accounting principles as in effect in the United
States consistently applied.

     "Governmental Authority" shall mean any
nation, government, or State, or any political subdivision thereof, or any court, stock exchange, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" shall mean, as to any Person
(the "guaranteeing person"), any obligation of the guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include the endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

     "III Finance" shall mean III Finance Ltd., a
Cayman Islands corporation.

     "III Finance Amended and Restated Master
Loan Agreement" shall mean the Amended and Restated Master Loan Agreement among Aegis
Auto Finance, Aegis Consumer Finance and III
Finance, a copy of which is attached hereto as Annex I.

     "III Loan Agreements" shall have the
meaning set forth in the Intercreditor Agreement.

     "III Finance Documents" shall have the
meaning set forth in the Intercreditor Agreement.

     "III Finance Obligations" shall have the meaning set forth in the Intercreditor Agreement.

     "Guarantors" shall mean the collective
reference to Aegis Consumer Finance and Aegis
Auto Finance.

     "Indebtedness" shall mean with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables payable within 30 days of delivery of goods or services), (d) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital lease, (e) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed
(only to the extent of the fair market value of such asset if such Indebtedness has not been assumed by such Person), (f) all Guarantees of such Person, and
(h) all obligations of such Person as an account party in respect of letters of credit and other similar instruments issued for the account of such Person.

     "Indenture" shall mean the Indenture dated as of April 30, 1997 between Aegis Auto Finance, as Issuer, and Norwest Bank Minnesota, National
Association, as Trustee, relating to the issuance of $21,333,333 12% Exchangeable Subordinated Notes due April 30, 2004.

     "Indenture Trustee" shall mean Norwest
Bank Minnesota, National Association.

     "Intellectual Property" shall have the
meaning set forth in Section 5.15 hereof.

     "Intercreditor Agreement" shall mean the amended and restated intercreditor agreement, dated as of the Restatement Date, among III Finance, the Indenture Trustee and the Lender, in substantially the form of Exhibit C hereto as the same may be amended, supplemented or otherwise modified from time to time.

     "Lender" shall have the meaning set forth in the preamble hereof.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance or pledge for security purposes.

     "Loan" shall have the meaning specified in
Section 2.01 hereof.

     "Loan Parties" shall mean the collective reference to the Borrower and the Guarantors

     "Loan Documents" shall mean and include
this Agreement, the Note, the Security Agreements and all other documents and instruments executed and delivered in connection herewith or therewith.

     "Margin Stock" shall have the meaning set forth in Regulation G of the Board.

     "Material Adverse Change" shall mean a
material adverse change in, or the disclosure or discovery of any information not previously disclosed to the Lender which the Lender reasonably deems material and adverse relating to, the business, operations, properties, condition
(financial or otherwise) or prospects of any Loan
Party, individually, or of such Loan Party and its operating Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a
material adverse effect on (a) the business, operations, properties, condition (financial or otherwise) or prospects of any Loan Party, individually, or of such Loan Party and its operating Subsidiaries, taken as a whole, or (b) the validity or enforceability of this or any of the other
Loan Documents or the rights or remedies of the Lender hereunder or thereunder, or (c) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

     "Maturity Date" shall mean April 30, 2001, or such earlier date if the Loan is sooner accelerated in accordance with the terms hereof.

     "Multiemployer Plan" shall mean a Plan
which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "Note" shall have the meaning specified in
Section 2.02 hereof.

     "Notice of Borrowing" shall have the
meaning set forth in Section 2.03 hereof.

     "Obligations" shall mean (i) the unpaid
principal of and premiums, if any, and interest
(including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other obligations and liabilities of every nature of the Borrower from time to time owing to the Lender, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred
(including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement or any other Loan
Document or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Lender) that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document.

     "Original Credit Agreement" shall have the meaning set forth in the recitals hereof.

     "Original Credit Agreement Obligations"
shall have the meaning set forth in the recitals hereof.

     "Permitted Existing Liens" shall mean the Liens set forth on Schedule V hereto.

     "Permitted Liens" shall the meaning set forth in the Indenture as in effect on the date hereof.

     "Person" shall mean any individual,
partnership, firm, corporation, association, joint venture, trust, limited liability company or other entity.

     "PBGC" shall mean the Pension Benefit
Guaranty Corporation established pursuant to
Subtitle A of Title IV of ERISA.

     "Plan" shall mean, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under
Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Regulation G" shall mean Regulation G
promulgated by the Board.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

     "Requirement of Law" shall mean, as to any Person, any law, statute, rule, treaty, regulation, or determination of an arbitrator, court or other
Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which any such Person or any of its properties may be bound or affected.

     "Responsible Officer" shall mean any of the President, the chief executive officer and chief financial officer of any Loan Party.

     "Restatement Date" shall mean the date that all of the conditions precedent set forth in Section
4.01 hereof have been fulfilled.

     "Security Agreements" shall mean the
collective reference to the Aegis Auto Finance
Security Agreement and the Aegis Consumer
Finance Security Agreement.

     "Subordinated Notes" shall mean the
$21,333,333 12% Exchangeable Subordinated Notes due April 30, 2004 issued by Aegis Auto Finance under the Indenture.

     "Subordinated Notes Documents" shall mean the Indenture, the Subordinated Notes, the Parent
Guaranty (as defined in the Indenture) and each other document, instrument or certificate issued in connection with the Subordinated Notes.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership of other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     Section 1.02.  Accounting Terms and
Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

     Section 1.03.  Other Definitional Terms.
The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

     Defined terms used in Sections 7.01, 7.02 and 7.03 hereof which are not otherwise defined herein shall have the meanings set forth in the III
Finance Amended and Restated Master Loan
Agreement.

     Unless otherwise provided herein, any
defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms thereof.


                     ARTICLE II.  AMOUNT AND TERMS OF
THE LOAN

     Section 2.01.  The Loan.  The Lender has
made loans to the Borrower under the Original
Credit Agreement in a principal amount equal to $5,000,000 (the "Existing Loans"). FOUR
MILLION DOLLARS ($4,000,000) of the Existing
Loans (the "Loan") will continue under this Agreement. No portion of the Loan paid or prepaid hereunder may be reborrowed.

     Section 2.02.  The Note.  (a)  The Loan
shall be evidenced by a promissory note
substantially in the form of Exhibit A hereto, duly executed by the Borrower, dated the Restatement
Date, payable to the order of the Lender in the principal amount equal to $4,000,000 (the "Note").
The Lender is hereby authorized to record the dates and amounts of all payments and prepayments of the principal of the Loan on the Schedule (and each continuation thereof) attached to and constituting part of the Note. Such recordation shall be conclusive in the absence of manifest error;
provided that the failure of the Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower hereunder and under the Note.

     (b)  The outstanding principal amount of
the Loan shall be payable as set forth in Article III hereof. The Borrower shall pay interest on the outstanding principal amount of the Loan from the date hereof until the principal amount thereof is paid in full at the rates and pursuant to the terms set forth in Article III hereof.


                     ARTICLE III.  INTEREST, PAYMENTS,
ETC.

     Section 3.01.  Interest on the Loan.  (a)
Except as otherwise provided herein, the Loan shall bear interest on the outstanding principal amount thereof, for each day from the date hereof until the principal amount thereof shall be paid in full, at a rate per annum equal to twelve percent (12%), (calculated on the basis of the actual number of days elapsed in a year of 360 days).

     (b)  Except as otherwise provided herein,
all accrued and unpaid interest on the Loan shall be payable monthly in arrears on the first day of each calendar month during the term hereof commencing on the first such day to occur after the Restatement
Date and on the Maturity Date.

     (c) If, by the terms of this Agreement or the Note, the Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the outstanding principal amount of the Loan.

     Section 3.02.  Optional Prepayments.  The
Borrower may prepay the Loan on any Business
Day, in whole or in part, without premium or penalty, on two (2) Business Day's prior written notice to the Lender. Any such prepayment shall be accompanied by payment of all accrued and unpaid interest due and owing to the date of such prepayment on the principal amount of the Loan so prepaid. No amount prepaid may be reborrowed.

     Section 3.03.  Mandatory Repayments and
Prepayments.  (a)  On the Maturity Date the
Borrower promises to pay to the Lender the outstanding principal amount of the Loan in full, together with all accrued and unpaid interest due and owing hereunder.

     (b)   After the occurrence of the
"Triggering Event" (as defined in the Intercreditor
Agreement), the Borrower shall, no later than fifteen (15) days after the dates the annual and quarterly financial statements referred to in Section
6.01(a) hereof are delivered or are required to be delivered to the Lender hereunder or if earlier, are issued by the Borrower, prepay the Loan by the amount of the Lender's "Pro Rata Share" (as defined in the Intercreditor Agreement) of "Accumulated Cash Flow" (as defined in the
Indenture as in effect on the date hereof).

     Section 3.04.  Funds; Manner of Payment.
Each payment and each prepayment of principal of and interest on the Loan, and each payment on account of all other Obligations shall be paid by the Borrower without set-off or counterclaim to the Lender at its office located at 600 Steamboat Road, Greenwich, Connecticut 06830 or to such other location or account as the Lender may specify to the Borrower from time to time, in Federal or other immediately available funds in lawful money of the United States of America, not later than 1:00 p.m.
(New York City time) on the date on which any such payment or prepayment is payable. If any payment hereunder or under the Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. If the date for any payments or prepayments of principal is extended by operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

     Section 3.05.  Default Interest.  If the
Borrower shall default in the payment of the principal of or interest on the Loan or any other
Obligation, the Borrower shall on demand pay interest on such overdue principal amount and, to the extent permitted by applicable law, on such overdue interest and any other overdue amount, for each day at a rate per annum equal to fourteen percent (14%) (calculated on the basis of the actual number of days elapsed in a year of 360 days), accruing from the date such payment was due until such amount is paid in full (after as well as before judgment).

     Section 3.06.  Requirements of Law.  (a)
If any Requirement of Law or any change in the interpretation or application thereof or compliance by the Lender with any request or directive
(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i)     shall subject the
     Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

           (ii)     shall impose, modify
     or hold applicable any reserve, special
     deposit, compulsory loan or similar
     requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender;

          (iii)     shall impose on the
     Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

     (b)  If the Lender shall have determined
that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

     (c)  If the Lender becomes entitled to
claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

     Section 3.07.  Application of Payments,
etc. All payments made hereunder shall be applied to the Obligations as follows: first to accrued and unpaid interest due and owing, second to the outstanding principal amount of the Loan, and third to all other Obligations; provided that upon the occurrence and during the continuance of a Default or an Event of Default all monies received or collected by the Lender hereunder or under any other Loan Document shall be applied first to all Obligations due under Section 10.04 hereof, second to all accrued and unpaid interest due and owing, third to the outstanding principal amount of the Loan, and fourth to all other Obligations.


                        ARTICLE IV.  CONDITIONS TO
AMENDMENT AND RESTATEMENT

     Section 4.01.  Conditions Precedent to
Amendment and Restatement. The obligation of the Lender to enter into this Agreement is subject to fulfillment of the following conditions precedent, on or before the Restatement Date:

     (a)  Receipt of Documents.  Receipt by the
Lender of the following documents, each dated as of the Restatement Date, as applicable, in form and substance satisfactory to the Lender and its counsel:

            (i   This Agreement, executed
     and delivered on behalf of the Borrower;

           (ii   The Note, executed and
     delivered on behalf of the Borrower;

          (iii   A copy of the resolutions of
     the Borrower authorizing (A) the execution, delivery and performance of the Loan
     Documents to which it is a party by the
     Borrower, and (B) the borrowings
     contemplated hereunder, certified by the
     Secretary or an Assistant Secretary of the Borrower as of the Restatement Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

           (iv   A certificate of the Secretary
     or an Assistant Secretary of the Borrower certifying the names and the signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party to be delivered hereunder;

            (v   Copies of (A) the Certificate
     of Incorporation of the Borrower and each amendment thereto and (B) the By-Laws of the Borrower and each amendment thereto, certified by the Secretary or an Assistant
     Secretary of the Borrower as being true, complete and correct as of the Restatement
     Date;

           (vi   Original certificates or other
     evidence from the Secretary of State or
     other appropriate authority of the State of Delaware and the State of New Jersey, evidencing the good standing of the Borrower in the State of Delaware and the State of New Jersey;

          (vii   A copy of the resolutions of
     each Guarantor authorizing the execution, delivery and performance of the Loan
     Documents to which it is a party and the granting of the security interest contemplated under the Security Agreement to which it is a party, certified by the Secretary or an Assistant Secretary of such Guarantor as of the Restatement Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

              (viii   A certificate of the Secretary
     or an Assistant Secretary of each Guarantor certifying the names and the signatures of the officers of such Guarantor authorized to sign the Loan Documents to which it is a party to be delivered hereunder;

           (ix   Copies of (A) the Certificate
     of Incorporation of each Guarantor and each amendment thereto and (B) the By-Laws of each Guarantor and each amendment thereto, certified by the Secretary or an Assistant Secretary of such Guarantor as being true, complete and correct as of the Restatement Date;

            (x   Original certificates or other
     evidence from the Secretary of State or
     other appropriate authority of the State of Delaware and of the State of New Jersey, evidencing the good standing of such Guarantor in the State of Delaware and the State of New Jersey;

           (xi   The Lender shall have
     received copies of each III Finance
     Document existing on the Restatement Date as listed on Schedule I hereto and all amendments thereto and all Subordinated
     Note Documents (all in form and substance satisfactory to the Lender and its counsel) certified by the Secretary or an Assistant
     Secretary of the Borrower as being true, complete and correct as of the Restatement
     Date;

          (xii   A certificate of a
     Responsible Officer of each Loan Party
     certifying that after giving effect to the amendment and restatement hereof there is no default under any credit agreement to which such Loan Party is a party;

              (xiii   III Finance and the
     Indenture Trustee shall have executed and delivered the Intercreditor Agreement;

          (xiv   the Subordinated Notes shall
     have been issued and the proceeds thereof shall have been used to reduce the III
     Finance Obligations to a principal amount not greater than $___________.

           (xv   Opinion of counsel to the
     Borrower and the Guarantors substantially in the form of Exhibit B hereto;

             (xvi)  The additional
     Acknowledgements under the Security
     Agreements duly executed and delivered by the appropriate party thereto;

              (xvii   Such other documents and
     instruments as the Lender or its counsel shall reasonably request.

     (b)  Representation and Warranties.
After giving effect to the amendment and restatement hereof, each of the representations and warranties made by or on behalf of each Loan Party herein or in any other Loan Document shall be true and correct in all respects on and as of the Restatement Date.

     (c)  No Default or Event of Default.
After giving effect to the amendment and restatement hereof, no Default or Event of Default shall have occurred and be continuing on and as of the Restatement Date.

     (d)  Fees.  On the Restatement Date, the
Borrower shall have paid all fees and expenses incurred by the Lender in connection herewith including, without limitation, fees and expenses of counsel to the Lender.

     (e)  No Violation.  The making of the Loans
on such Borrowing Date will not violate any Requirement of Law applicable to the Lender.

     (f)  Original Credit Agreement
Obligations.  The Lenders shall have received
$1,000,000 on account of principal of the Original
Credit Agreement Obligations, together with all accrued and unpaid interest due and owing on the Existing Loans to but excluding the Restatement
Date and all other accrued and unpaid Original
Credit Agreement Obligations owing to the Lender to but excluding the Restatement Date.


                      ARTICLE V.  REPRESENTATIONS AND
WARRANTIES

     In order to induce the Lender to enter into this Agreement, each Loan Party hereby represents and warrants to the Lender as follows:

     Section 5.01.  Existence; Conduct of
Business. Each Loan Party, and each of its respective Subsidiaries, is a duly organized and valid existing corporation in good standing under the laws of the State of its incorporation and is duly qualified to do business and in good standing in each jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification, except where the failure to be so qualified could not have a Material
Adverse Effect. Each Loan Party and each of its respective Subsidiaries has all requisite power and authority to own and operate its property, to lease its property it operates as lessee and to conduct and transact the business in which it is engaged.

     Section 5.02.  Corporate Power and
Authority. Each Loan Party has all requisite corporate power and authority to execute and deliver the Loan Documents to which it is a party and to carry out the terms and provisions thereof on its part to be performed and each Loan Party has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance by such Loan Party of the Loan
Documents to which it is a party and in the case of the Borrower, the Loan contemplated hereunder, and in the case of the Guarantors the granting of the security interest contemplated by the Security
Agreement to which it is a party.  Each Loan
Document to which it is a party constitutes a legal, valid and binding obligation of each Loan Party, and is enforceable against such Loan Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles regardless of whether enforcement is sought in a proceeding in equity or at law.

     Section 5.03.  No Violation.  Neither the
execution and delivery of the Loan Documents to which it is a party nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will violate any provision of the Certificate of Incorporation or By-Laws of any Loan Party or will violate any Requirement of Law or conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which any Loan Party is a party or by which it or any of its property may be bound or affected or result in the creation or imposition of any Lien upon any property of any Loan Party thereunder, except, as contemplated by the Security Agreements.

     Section 5.04.  Approvals, Authorizations,
Consents, etc. All approvals, authorizations, consents, orders or other actions or registrations with or notices to any Person or Governmental
Authority required to be obtained, made or given by any Loan Party in connection with the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly obtained, made or given by such Loan
Party and are in full force and effect.

     Section 5.05.  No Litigation.  There are no
pending or, to such Loan Party's knowledge, threatened actions, suits or other proceedings by or against any Loan Party or any of its respective
Subsidiaries before any court, arbitrator or other
Governmental Authority which challenge or affect the legality, validity or enforceability of any Loan
Document or the transactions contemplated thereby or which individually or in the aggregate could have a Material Adverse Effect.

     Section 5.06.  Tax Liability.  Each Loan
Party and each of its respective Subsidiaries has filed or caused to be filed all tax returns (Federal, State and local) (or requests for extension which are routinely granted) which are required to be filed and, except as otherwise permitted by Section 6.04 hereof, has paid all taxes including those which have become due pursuant to such returns or pursuant to any assessments made against it or any of its properties, as the case may be, and all other material taxes or other charges imposed on it or any of its properties by any Governmental Authority;
and no tax Liens have been filed.

     Section 5.07.  Regulation G.  No proceeds
of any Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin
Stock or for any other purpose which might cause the Loan to be a "purpose credit" within the meaning of Regulation G of the Board.

     Section 5.08.  Permits, Licenses,
Approvals, Consents,  Compliance with
Requirements of Law, etc. Each Loan Party and each of its respective Subsidiaries has obtained any and all permits, licenses, approvals and consents of any Governmental Authority as may be required to conduct or transact its business or own, lease or operate its properties and is in material compliance with all applicable Requirements of Law.

     Section 5.09.  Financial Statements;
Material Adverse Change. (a) All financial statements of each Loan Party delivered to the Lender fully and accurately present the financial position of such Loan Party, as of the respective dates thereof in accordance with GAAP.

     (b)  Since December 31, 1996, there has
been no Material Adverse Change.

     Section 5.10.  The Investment Company
Act, Etc.. No Loan Party is, or is directly or indirectly, controlled by any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No
Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur
Indebtedness.

     Section 5.11.  The Security Agreements.
Each of the representations and warranties of each Guarantor contained in each Security Agreement is true and correct.

     Section 5.12.  Ownership of Properties;
Insurance. (a) Each Loan Party has good and marketable title to any and all of its respective properties and assets free and clear of Liens, except as contemplated by the Security Agreements and Permitted Liens.

     (b)  Set forth on Schedule II hereto is a
true and accurate list of all insurance maintained by each Loan Party. Each such policy is in full force and effect and all premiums due and owing thereon are current.

     Section 5.13.  Ownership of the
Guarantors. The Borrower owns beneficially and of record all of the issued and outstanding Capital
Stock of Aegis Consumer Finance and Aegis
Consumer Finance owns beneficially and of record all of the issued and outstanding shares of the Capital Stock of Aegis Auto Finance in each case free and clear of all Liens other than Liens in favor of III Finance and the Indenture Trustee.

     Section 5.14.  Full Disclosure.  No
representation or warranty made by or on behalf of any Loan Party contained in any Loan Document and no information (written or oral), certificate, financial statement or report furnished or to be furnished by or on behalf of any Loan Party thereunder or in connection with the transactions contemplated thereby, contains or will contain an untrue statement of a material fact, or, omits or will omit to state any material fact (including without limitation, whether any Loan Party or any of its respective Subsidiaries or any of their respective officers or directors (past or present) is (or during the last five (5) years has been) under civil or criminal investigation by any Governmental
Authority or is under indictment by any
Governmental Authority) necessary to make the statements herein or therein contained, in light of the circumstances in which made, not misleading.

     Section 5.15.  Intellectual Property.  Each
Loan Party and each of its respective Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual
Property by each Loan Party or its respective
Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material
Adverse Effect.

     Section 5.16.  ERISA.  Except as set forth
on Schedule III hereto, no Loan Party nor any of its respective Subsidiaries maintains any Plans, and each Loan Party agrees to notify the Lender in advance of forming any Plans. No Loan Party nor any Commonly Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plans or Multiemployer
Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five-year period prior to the date this representation is made or deemed made. Each
Loan Party will give notice if at any time it or any Commonly Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plan or Multiemployer Plan. All Plans maintained by any Loan Party or any Commonly
Controlled Entity are in substantial compliance with all applicable laws (including ERISA). No Loan
Party is an employer under any Multiemployer
Plan.

     Section 5.17.  Subsidiaries.  The Persons
listed on Schedule IV constitute all the principal operating Subsidiaries of each Loan Party at the date hereof. Schedule IV sets forth the name, type of entity and jurisdiction of organization of each such Subsidiary, the amount of authorized, and issued and outstanding Capital Stock of each such Subsidiary, and the holder or holders of such issued and outstanding Capital Stock of each such Subsidiary, in each case as of the date hereof.

     Section 5.18.  III Finance Documents; the
Subordinated Note Documents. Copies of each of the III Loan Documents, Partnership Agreements, if applicable, and Pooling and Servicing
Agreements and Subordinated Note Documents delivered to the Lender are true, accurate and complete and no "Default" or "Event of Default"
(as defined in each III Finance Documents or the Indenture) has occurred and is continuing.

     Section 5.19.  Original Credit Agreement
Obligations. The Borrower hereby confirms to the Lender that it is indebted to the Lender in the full amount of the Original Credit Agreement
Obligations and each Loan Party hereby confirms to the Lender that it has no counterclaims, defenses or set-offs of any kind or nature with respect to any of the Original Credit Agreement Obligations.


                    ARTICLE VI.  AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid in full, the Commitment has been terminated and this Agreement has been terminated:

     Section 6.01.  Financial Statements and
Other Information. Each Loan Party shall furnish to the Lender:

     (a)  as soon as available, but in any event
within ninety (90) days after the end of each fiscal year, sixty (60) days after the end of each fiscal quarter and forty-five (45) days after the end of each fiscal month of such Loan Party, occurring during the term of this Agreement, a copy of the balance sheet of such Loan Party, as at the end of such fiscal year, fiscal quarter or fiscal month, as applicable, and the related statements of income, cash flow and changes in stockholders equity (for the year-end statements only) for such Loan Party, for such fiscal period, in each case setting forth in comparative form the corresponding figures for the previous year, accompanied by all relevant notes and, in the case of its fiscal year-end balance sheet, an opinion, without a going concern or like qualification or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing as fairly presenting the financial condition and results of operation of such Loan Party;

     (b)  concurrently with the delivery of the
financial statements referred to in Section 6.01(a) above a certificate of a Responsible Officer of such Loan Party that such financial statements were prepared in accordance with GAAP (except that with respect to monthly and quarterly financial statements, pursuant to interim accounting disclosure rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP will be condensed or omitted) and that, to the best of such officer's knowledge after due inquiry, such Loan Party, during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate, which certificate shall also demonstrate in reasonable detail the calculations used in determining compliance with Sections 7.01 and 7.03 hereof;

     (c) promptly upon receipt thereof, copies of all reports (including, without limitation management letters), if any, submitted to any Loan
Party by its auditors, in connection with each audit or review of its books by such auditors;

     (d) promptly, and in any event no later than three (3) Business Days, after the commencement thereof or any adverse development with respect thereto, written notice of any actions, suits or proceedings (including arbitrations) threatened or pending by or against any Loan Party or any of its respective Subsidiaries before any court, arbitrator or other Governmental Authority which, individually or in the aggregate, could have a Material Adverse Effect;

     (e)  promptly, upon the issuance thereof,
copies of all notices, reports and registration statements, if any, which any Loan Party or any of its respective Subsidiaries files with or receives from, as applicable, the Securities and Exchange
Commission or other Governmental Authority;

     (f)  with reasonable promptness, such other
information respecting the business, operations, properties or condition (financial or otherwise) or prospects of each Loan Party and its respective
Subsidiaries or the Collateral as the Lender may reasonably request from time to time.

     Section 6.02.  Compliance with Laws, etc.
Each Loan Party shall, and shall cause each of its respective Subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party or by which it or any of its properties may be bound or affected, individually or in the aggregate, the failure to comply therewith could have a Material Adverse
Effect.

     Section 6.03.  Preservation of Corporate
Existence; Conduct of Business. Each Loan Party shall, and shall cause each of its respective
Subsidiaries to, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification could have a Material Adverse Effect and continue to engage in the same type of business in which it is engaged on the Restatement Date.

     Section 6.04.  Payment of Taxes and
Claims, etc. Each Loan Party shall, and shall cause each of its respective Subsidiaries to, pay, when due (after giving effect to any extensions), (i) all taxes, assessments and governmental charges imposed upon it or upon any of its properties and
(ii) all claims (including without limitation claims for labor, materials, supplies or services) which could, if unpaid, individually or in the aggregate, have a Material Adverse Effect or become a Lien upon its respective properties.

     Section 6.05.  Keeping of Books,
Visitation, Inspection, etc. (a) Each Loan Party shall, and shall cause each of its respective
Subsidiaries to, keep proper books of record and account, containing complete and accurate entries of all financial and business transactions relating to the business, operations, properties or condition
(financial or otherwise) of such Loan Party in conformity with GAAP and all Requirements of Law.

     (b)  Each Loan Party shall, and shall cause
each of its respective Subsidiaries to, permit any representative of the Lender to visit and inspect any of the properties of such Loan Party and each such Subsidiary to examine the books and records of such Loan Party and each of its Subsidiaries and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and each such Subsidiary or any of the Collateral with the officers and independent public accountants thereof and as often as the Lender may reasonably request, and so long as no Default or Event of Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable notice.

     Section 6.06.  Pay Obligations.  Each Loan
Party shall, and shall cause each of its respective
Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations under or pursuant to all its material obligations, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has established adequate reserves in accordance with GAAP with respect thereto and no Liens in respect thereof have been filed.

     Section 6.07.  Notice of Default, etc.  Each
Loan Party shall promptly, and in any event within two (2) Business Days, after such Loan Party has knowledge thereof, notify the Lender in writing of
(i) the occurrence of any Default or Event of Default, or (ii) any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default by any party thereto under any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which it is a party or by which any of its properties may be bound or affected, or any other event or occurrence which in any such case individually or in the aggregate could have a Material Adverse Effect.

     Section 6.08.  Notice of Material Adverse
Change; Material Adverse Effect.  Each Loan
Party shall promptly, and in any event within two
(2) Business Days, after such Loan Party becomes, or reasonably should have become, aware thereof, give the Lender notice in writing of the occurrence of any Material Adverse Change, and of the occurrence of any event or condition that may have a Material Adverse Effect.

     Section 6.09.  Further Assurances.  At its
sole cost and without expense to the Lender, on demand, each Loan party shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Lender shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming unto the Lender the property and rights pledged or assigned or intended now or hereafter so to be, or which any Loan Party may be or may hereafter become bound to convey, pledge or assign to the Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or any of the other Loan Documents, or for filing, registering or recording of any Security
Agreement.

     Section 6.10.  Insurance.  Each Loan Party
shall, and shall cause each of its respective
Subsidiaries to, maintain the insurance set forth in
Schedule II hereto and shall maintain, and shall cause each of its Subsidiaries to maintain, such other insurance as is customary for a Person engaged in a similar business and each Loan Party shall, and shall cause each of its respective
Subsidiaries to, pay all insurance premiums payable for such insurance coverage on or before the due date therefor. Each Loan Party shall upon request of the Lender deliver a copy of the policies of such insurance to the Lender, together with evidence of payment of all premiums therefor.

     Section 6.11.  III Finance Documents;
Subordinated Note Documents, Etc.  (a) Each
Loan Party shall promptly and in any event within one (1) Business Day after receipt thereof deliver to the Lender a copy of all notices, demands and other communications received by such Loan Party or any Affiliate thereof from any Person under or in connection with any III Finance Document or Subordinated Note Document.

     (b)  Each Loan Party shall provide to the
Lender a copy of each notice, certificate or other writing delivered by such Loan Party or any Affiliate thereof to any Person under or in connection with any III Finance Document or Subordinated Note Document simultaneously with the delivery thereof to such Person.

     (c)  Each Loan Party agrees that it will not
amend, supplement or otherwise modify any III
Finance Document or Subordinated Note Document without the prior written consent of the Lender.

     (d)  Each Loan Party shall provide the
Lender at least ten (10) Business Days' prior written notice of its intention to enter into any additional III Finance Document, which notice shall include a copy of such additional III Finance
Document.

     (e) Until all of the Obligations are paid in full no Loan Party shall directly or indirectly make any voluntary or optional prepayment or repayment of any obligation under the Subordinated Note
Documents or redeem, repurchase, purchase or defease any Subordinated Note or make any provision therefor whether through a sinking fund, deposit or any other or similar arrangement.


                     ARTICLE VII.  NEGATIVE COVENANTS

     Until all of the Obligations have been paid in full, the Commitment has been terminated and this Agreement has been terminated:

     Section 7.01.  Indebtedness; Liens; Sales of
Assets. No Loan Party shall create, incur, assume or suffer to exist any Indebtedness, nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness incurred under this Agreement, (ii) Indebtedness evidenced by the Subordinated Notes, (iii)
Indebtedness incurred under the III Finance
Documents described on Schedule I hereto and (iv)
Indebtedness incurred under the Master Certificate
Purchase Agreement, the Master Trust Agreement, any Purchase Agreement or any Pooling and Servicing Agreement. No Loan Party shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien upon or with respect to, any of its properties or assets, except for (x) Liens to secure the Indebtedness described in clauses (ii) through
(iv) above, including without duplication, Permitted
Existing Liens, (y) Permitted Liens and (z) Liens incurred to evidence the sales of Receivables pursuant to any Purchase Agreement or Pooling and Servicing Agreement.

     Section 7.02.  Merger; Consolidation, Etc.
No Loan Party shall, nor permit any of its respective Subsidiaries ) to, liquidate, dissolve, merge into or consolidate with another entity; or sell, lease or otherwise dispose of all or a substantial portion of its business or assets, except for sales of Receivables to various Trusts as contemplated under the Master Trust Agreement.
No Loan Party shall permit any SPC or Partnership to engage in any business other than the holding of the Residual Interest, nor to acquire any other assets nor incur any Indebtedness not expressly permitted under Section 4.6 of the III Finance Amended
Master Loan Agreement as in effect on the date hereof.

     Section 7.03.  Net Worth of the Borrower.
The sum of the Borrower's consolidated total assets minus the Borrower's consolidated total liabilities
(each determined in conformity with GAAP and without duplication) shall not be less than the greater of (i) $10,000,000 and (ii) ten percent
(10%) of the Borrower's consolidated assets
(without duplication) on any subsequent date;
provided, however that for purposes of this Section
7.03, any Collateral (as defined in the III Finance
Amended and Restated Master Loan Agreement as in effect on the date hereof) shall constitute an asset of its applicable owner, and any assets which have been sold by any person in a non-recourse sale to any unaffiliated third party in a securitization transaction shall not constitute assets of any such Person.

     Section 7.04.  Dividends, etc.  The
Borrower shall not pay any dividends, whether in cash or property (other than through the issuance of the shares of its Capital Stock), on or redeem, repurchase or otherwise acquire any shares of its Capital Stock.

     Section 7.05.  Transactions with Affiliates.
No Loan Party will, or will permit any of its respective Subsidiaries to, enter into, or be a party to, any transaction with any Affiliate thereof, except, in the ordinary course of business, and upon fair and reasonable terms which are no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate;
provided that for the purposes of this Section 7.05 no Loan Party shall be deemed an Affiliate of any other Loan Party.


                     ARTICLE VIII.  EVENTS OF DEFAULT

     Section 8.01.  Events of Default.  If any
one or more of the following events (each an "Event of Default") shall occur:

          (a)  the Borrower shall fail to pay
     any principal of any Loan when due,
     whether at maturity, by required prepayment or otherwise; or the Borrower shall fail to pay any interest on any Loan or any other
     Obligation within two (2) Business Days
     after the same shall become due and payable
     (whether at maturity, by acceleration or otherwise); or either Guarantor shall fail to pay any Obligation in accordance with
     Section 9.01 hereof when due; or

          (b)  Any Loan Party shall fail to
     perform or observe any covenant, agreement or provision contained in Sections 6.07(i) or
     6.11 or in Article VII of this Agreement on its part to be performed; or any Loan Party shall fail to perform or observe any covenants or agreement contained in any other Loan Document to which it is a party;
     or any Loan Party shall fail to perform any covenant, agreement or provision contained in Sections 6.07(ii), 6.08 through and including 6.10 of this Agreement and such default shall continue unremedied for a period of ten (10) or more days; or

          (c)  Any Loan Party shall fail to
     perform or observe any other covenant or agreement contained herein (other than as described in subsections (a) and (b) above) and such default shall continue unremedied for a period of fifteen (15) or more Business
     Days; or

          (d)  Any Loan Party or any of its
     respective Subsidiaries shall fail to pay any principal or interest on any Indebtedness
     (other than in the case of the Borrower the Loan) which individually or in the aggregate exceeds $100,000; or any other event shall occur or condition shall exist under any agreement or instrument under or pursuant to which any such Indebtedness of any Loan
     Party or any of its respective Subsidiaries may have been issued, created, assumed, guaranteed or secured by any Loan Party or any of its respective Subsidiaries and any such payment or other default shall continue for more than the grace period, if any, therein specified, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared due and payable prior to the stated maturity thereof; or

          (e)  any representation or warranty
     made or deemed made by or on behalf of
     any Loan Party or any of its respective
     subsidiaries in any Loan Document to which it is a party shall prove to have been incorrect in any material respect when made or deemed made; or

          (f)  if any Loan Party or any of
     its respective Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
     (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (vii) take any corporate action for the purpose of effecting any the foregoing; or

          (g)  a case or other proceeding
     shall be commenced without the application or consent of any Loan Party or any of its respective Subsidiaries, in any court of competent jurisdiction, seeking the liquidation or readjustment of debts, the appointment of a trustee, receiver, custodian or liquidator of such Loan Party or any of its respective Subsidiaries or of all or any substantial part of its property, or any similar action with respect to any Loan
     Party or any of its Subsidiaries under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days, or an order for relief against any Loan Party or any of its Subsidiaries shall be entered in an involuntary case under such bankruptcy law;
     or

          (h)  (i)  any Person shall engage in
     any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 or ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled
     Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled
     Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a
     Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material
     Adverse Effect; or

          (i)  a final judgment(s) or order(s)
     for the payment of money shall be rendered against any Loan Party or any of its respective Subsidiaries which individually or in the aggregate exceeds $100,000 and such judgment or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days unless such judgment or order shall have been vacated, released, fully bonded or stayed; or

          (j)  for any reason the Lender
     shall fail to have a valid, perfected security interest in any of the Collateral, subject to no other Liens other than Liens in favor of III Finance or the Indenture Trustee, or any Loan Document shall for any reason cease to be in full force and effect or any Loan
     Party or any other Person shall so assert in writing; or

          (k)  a Change in Control shall
     occur; or

          (l)  Aegis Consumer Finance
     ceases to be a direct wholly-owned
     Subsidiary of the Borrower or Aegis Auto
     Finance ceases to be a direct wholly-owned
     Subsidiary of Aegis Consumer Finance in
     each case free and clear of all Liens other than Liens in favor of III Finance or the Indenture Trustee; or

          (m)  any Loan Party or any Affiliate
     thereof shall default under any agreement with, or other contractual obligation to, the Lender or any Affiliate of the Lender; or

          (n)  III Finance or the Indenture
     Trustee shall default on any of its covenants or agreements set forth in the Intercreditor
     Agreement; or

          (o)  Aegis Auto Finance or any of its
     Affiliates shall fail to purchase from the Lender the certificates held by the Lender or any of its Affiliates in the Aegis Auto
     Receivables Trust 96-A simultaneously with the closing of the Aegis Auto Receivables
     Trust 97-4 securitization transaction at the purchase price therefor agreed to by the Lender; or

          (p)  a Material Adverse Change shall
     occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (f) or (g) above with respect to any Loan Party, the Commitment hereunder shall immediately terminate and the outstanding principal amount of the Loan, together with accrued and unpaid interest thereon, and all other Obligations shall immediately become due and payable without notice of any kind, and (B) if such event is any other Event of Default and if such Event of Default shall be continuing, the Lender may, by notice of default to the Borrower, terminate the Commitment hereunder, and/or declare the outstanding principal amount of the Loan, together with accrued and unpaid interest thereon, and all other Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable, and/or pursue any of its other rights, remedies, power and privileges under the Loan Documents or otherwise.
Except as expressly provided above in this Section
8.01, diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind are hereby expressly waived by the Borrower.


                          ARTICLE IX.  GUARANTEE

     Section 9.01.  Guarantee.  (a)  Each
Guarantor hereby jointly and severally
unconditionally and irrevocably guarantees to the Lender and its respective successors, indorsees, transferees and assigns, the due, punctual and complete payment and performance by the Borrower when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise of the Obligations.

          (b)  It is the intention of all parties
hereto that the guarantee set forth in this Article IX not constitute a fraudulent transfer or conveyance for the purposes of any applicable bankruptcy, fraudulent transfer or conveyance law or any other similar law. To effectuate the foregoing intention, the Lender and the Guarantor agree that the obligations of each Guarantor under the guarantee set forth in this Article IX shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed obligations of such Guarantor that are relevant under such laws, and after giving effect to any collections from rights to receive contribution from or payments made by or on behalf of the other
Guarantor in respect of such other Guarantor, the obligations of such Guarantor under the guarantee set forth in this Article IX would not constitute a fraudulent transfer or conveyance.

     Section 9.02.  No Subrogation.
Notwithstanding any payment or payments made by a Guarantor hereunder or any setoff or application of funds of any Guarantor by the Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Lender against the Borrower or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lender by the Borrower and the Guarantors on account of the Obligations are paid in full and the Commitment is terminated. If any amount shall be paid to a Guarantor on account of the subrogation rights at any time when all of the Obligations shall not have been paid in full and the Commitment shall not have been terminated, the amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, at the time and in the order as the Lender may determine.

     Section 9.03.  Amendments, etc. with
respect to the Obligations; Waiver of Rights.
Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and this Agreement, any other Loan
Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The
Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee set forth in this Article IX or any property subject thereto. When making any demand hereunder against a Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor (including, without limitation, any other Guarantor), and any release of the Borrower or the other guarantor
(including, without limitation, any other Guarantor), shall not relieve any of its obligations or liabilities hereunder, and shall not impair or affect the rights, remedies, powers and privileges, express or implied, or as a matter of law, of the Lender against such Guarantor.

     Section 9.04.  Guarantee Absolute and
Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon the guarantee of such Guarantor set forth in this Article IX or acceptance of the guarantee of such Guarantor set forth in this
Article IX; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee of each Guarantor set forth in this Article IX; and all dealings between the Borrower or the Guarantors, on the one hand, and the Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee of each Guarantor set forth in this
Article IX.  Each Guarantor waives diligence,
presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind to or upon the Borrower or such Guarantor with respect to the Obligations. The guarantee of each Guarantor set forth in this Article
IX shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, and without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Lender, the Borrower or any Guarantor) which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee set forth in this Article IX, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against a Guarantor, the Lender may, but shall be under no obligation to, pursue the rights, remedies, powers and privileges as it may have against the Borrower or any other
Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by the Lender to pursue the other rights, remedies, powers or privileges or to collect any payments from the Borrower or any other Person or to realize upon any collateral security or guarantee or to exercise any the right of offset, or any release of the Borrower or any the other Person or of any collateral security, guarantee or right of offset, shall not relieve a Guarantor of any liability hereunder, and shall not impair or affect the rights, remedies, powers or privileges, whether express, implied or available as a matter of law, of the Lender against a Guarantor. The guarantee set forth in this Article
IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and its successors and permitted assigns, and shall inure to the benefit of the Lender, and its respective successors, indorsee, transferees and assigns, until all the Obligations and the obligations of the Guarantors under the guarantee set forth in this Article IX shall have been satisfied by payment in full and the Commitment shall have been terminated, notwithstanding that from time to time while the Commitment is in effect during the term of this Agreement the Borrower may be free from any Obligations.

     Section 9.05.  Reinstatement.  The
guarantee set forth in this Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender for any reason whatsoever, including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Guarantor or the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial party of its property, or otherwise, all as though the payments had not been made.

     Section 9.06.  Payments.  All payments by
a Guarantor under the guarantee set forth in this
Article IX shall be paid by such Guarantor without set-off or counterclaim to the Lender at its office at 600 Steamboat Road, Greenwich, Connecticut
06830 or to such other location or account as the Lender may specify to the Guarantors from time to time, in Federal or other immediately available funds in lawful money of the United States by 1:00 p.m. (New York City time) on the due date therefor.


                         ARTICLE X.  MISCELLANEOUS

     Section 10.01.    Notices.  Except as
otherwise provided herein, all notices, requests and other communications to any party hereunder or under the other Loan Documents shall be in writing
(including telecopy or similar teletransmission or writing) and shall be given, to the parties hereto at the addresses set forth below:

if to the Borrower:
The Aegis Consumer Funding Group, Inc.
525 Washington Blvd.
Jersey City, New Jersey 07310
Attention:  Joseph F. Battiato
Telephone:  (201) 418-7337
Telecopy:   (201) 418-7339

if to Aegis Consumer Finance:
Aegis Consumer Finance, Inc.
525 Washington Blvd.
Jersey City, New Jersey 07310
Attention:  Joseph F. Battiato
Telephone:  (201) 418-7337
Telecopy:   (201) 418-7339

if to Aegis Auto Finance:
Aegis Auto Finance, Inc.
525 Washington Blvd.
Jersey City, New Jersey 07310
Attention:  Joseph F. Battiato
Telephone:  (201) 418-7337
Telecopy:   (201) 418-7339

if to the Lender:
Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention:  William C. Gallagher
Telephone:  (203) 625-2749
Telecopy:   (203) 629-5718

or to such other address or telecopier number as such party may hereafter specify by written notice to the other parties hereto. Except as otherwise provided for herein, each such notice, request or other communication shall be effective (i) if given by telecopier when transmitted to the telecopy number specified in this Section 10.01, (ii) if given by mail, 72 hours after such communication is deposited in the mails by certified mail, return-receipt requested, postage prepaid, addressed as aforesaid, or (iii) if given by any other means
(including without limitation by air courier), when delivered at the address specified in this Section
10.01.

     Section 10.02.    Amendments, Waivers,
etc. None of the Loan Documents or any terms thereof may be amended, modified or otherwise supplemented except in writing signed by the parties hereto. In the case of any waiver of a Default or Event of Default, any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 10.03.    No Waiver; Remedies
Cumulative. No failure or delay on the part of the Lender in exercising any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of, or any abandonment or discontinuance of steps to enforce any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other rights, remedies or privileges thereunder.
The rights, remedies, powers and privileges provided in the Loan Documents are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

     Section 10.04.    Payment of Expenses,
Indemnity, etc. Each Loan Party jointly and severally agrees to:

          (i)  pay or reimburse the Lender on
     demand for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, modification or supplement to, or any waiver under, any Loan Document and any other document prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including without limitation the reasonable fees and disbursements of counsel to the Lender;

          (ii)  pay on demand all reasonable
     costs and expenses of the Lender, including without limitation the reasonable fees and disbursements of counsel to the Lender, in connection with the occurrence or continuance of a Default or Event of Default and the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of this Agreement or any other Loan
     Document, the Collateral, any Obligation or any right, remedy, power or privilege of the Lender hereunder or under any other Loan
     Document;

         (iii)  pay and hold the Lender harmless
     from and against any and all present and future stamp, excise, recording or other similar taxes or fees payable in connection with the execution, delivery, recording and filing of any Loan Document and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes or fees; and

         (iv)  indemnify the Lender and its
     Affiliates and each of their respective
     directors, officers, employees and agents and hold each of them harmless from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including without limitation the reasonable fees and disbursement of counsel to the Lender and such other parties, incurred by any of them in connection with, arising out of or in any way relating to any investigation, claim, litigation or other proceeding, pending or threatened (whether or not any of them is designated a party thereto), in connection with, arising out of or in any way related to this Agreement or any other Loan Document or any of the transactions contemplated herein or therein or any use of the proceeds of any Loan by the Borrower; provided that the Lender shall not be entitled to any indemnification for any of the foregoing resulting from its gross negligence or willful misconduct as determined by a final court of competent jurisdiction.

If and to the extent that the indemnity obligations of any Loan Party under this Section 10.04 may be unenforceable for any reason, each Loan Party hereby agree to make the maximum contribution to the payment and satisfaction of each of such indemnity obligations which is permissible under applicable law.

     Section 10.05.    Benefits of Agreement.
(a) This Agreement and the other Loan Documents to which it is a party shall be binding upon and inure to the benefit of each of the Loan Parties and the Lender and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document to which it is a party without the prior written consent of the Lender.

     (b) The Lender may assign or transfer all or any of its rights or obligations under any Loan
Document to any Person at any time without the prior written consent of any Loan Party.
     (c)  The Lender may sell or grant
participations in all or any of its rights and obligations under any Loan Document from time to time to any Person or Persons upon such terms as the Lender may determine in its sole discretion without the prior written consent of any Loan Party.
Each Loan Party agrees that to the extent permitted by applicable law, each such participant shall be deemed to have the right of setoff in respect of its participating interest in the Loan and the Note to the same extent as if the amount of its participating interest in the Loan and the Note were owing directly to it as "Lender" under this Agreement or the Note. The Borrower also agrees that each participant shall be entitled to all benefits of Sections 3.06 and 10.04 hereof with respect to its participating interest in the Loan and the Note. If the Lender shall sell or grant any such participation, each Loan Party shall continue to deal solely with the Lender.

     (d)  Each Loan Party hereby authorizes the
Lender to disclose any and all information regarding each Loan Party and each of its respective
Subsidiaries whether received pursuant to the Loan
Documents or otherwise to any assignee or participant or any proposed assignee or participant.

     Section 10.06.    Right of Setoff.  If an
Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits and any and all indebtedness or other amounts at any time owing by the Lender to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of the Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

     Section 10.07.    Survival of Agreement.
All covenants, agreements, representations and warranties made by each Loan Party herein, in the other Loan Documents to which it is a party and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of the Loan Documents regardless of any investigation made by the Lender, and shall continue in full force and effect as long as any Obligation is outstanding and so long as the Commitment has not been terminated. Without prejudice to the survival of any other agreements contained herein and the other
Loan Documents, the obligations under Sections
3.06 and 10.04 hereof shall survive payment in full of the Obligations and termination of this Agreement.

     Section 10.08.    GOVERNING LAW.
THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE WITH, AND BE GOVERNED
BY, THE LAWS OF THE STATE OF NEW
YORK, EXCEPT TO THE EXTENT THAT
THE PERFECTION, AND THE EFFECT OF
PERFECTION OR NON-PERFECTION, OF
THE SECURITY INTEREST
CONTEMPLATED UNDER THE SECURITY
AGREEMENTS MAY BE GOVERNED BY THE
LAWS OF ANOTHER JURISDICTION.

     Section 10.09.    Counterparts.  This
Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which shall together constitute one and the same agreement.

     Section 10.10.    Headings Descriptive.
The headings of the several articles and sections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

     Section 10.11.    Severability.  Any
provision of this Agreement or any other Loan
Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

     Section 10.12.    Entire Agreement.  This
Agreement and the other Loan Documents constitute
the entire agreement among the parties relative to
the subject matter hereof.  Any previous agreement
among the parties with respect to the subject matter
hereof is superseded by this Agreement and the
other Loan Documents.   Nothing in this Agreement
or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan
Documents.

     Section 10.13.    Submission to
Jurisdiction; Venue. (a) Any legal action or proceeding against any Loan Party with respect to this Agreement or any other Loan Document to which it is a party may be brought in the courts of the State of New York located in New
York County or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Loan Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of the Lender to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

     (b)  Each Loan Party irrevocably
consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of the Lender to serve process in any other manner permitted by law.

     (c)  Each Loan Party irrevocably
waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document to which it is a party in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 10.14.    Confirmation of Security
Interests, Etc.  Each of Aegis Auto Finance and
Aegis Consumer Finance hereby confirms in all respects the security interests granted to the Lender by it pursuant to the Aegis Auto Finance Security
Agreement and the Aegis Consumer Finance
Security Agreement, as collateral security, for the Obligations hereunder and under the other Loan
Documents and hereby confirms that all references in such Security Agreements to the "Credit
Agreement" shall mean the Credit Agreement as amended and restated hereby, all references therein to the III Loan Agreement shall be to the "III
Finance Amended and Restated Master Loan
Agreement" and all references therein to the "Intercreditor Agreement" shall mean the amended and restated "Intercreditor Agreement" referred to herein.

     Section 10.15.    WAIVER OF JURY
TRIAL.  EACH OF THE PARTIES HERETO
HEREBY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE
LAW, ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY
LITIGATION ARISING DIRECTLY OR
INDIRECTLY UNDER OR IN CONNECTION
WITH THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT.

     IN WITNESS WHEREOF, each of the
parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

THE AEGIS CONSUMER FUNDING GROUP,
INC.



By:

Title:




AEGIS CONSUMER FINANCE, INC.


By:

Title:




AEGIS AUTO FINANCE, INC.


By:

Title:




GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.



By:

Title: